UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2014, Green Tree Servicing LLC (“Green Tree”), a wholly owned indirect subsidiary of Walter Investment Management Corp. (the “Company”), entered into a Joinder Agreement and Omnibus Amendment dated February 7, 2014 (the “Joinder Amendment”) by and among Green Tree, as initial seller (“Initial Seller”), The Royal Bank of Scotland PLC, as buyer (“RBS”), Wells Fargo Bank N.A., as disbursement agent (“Wells Fargo”), U.S. Bank National Association, as bank (“U.S. Bank”), the Company, as guarantor, and Ditech Mortgage Corp., a wholly owned indirect subsidiary of the Company, as joining seller (“Joining Seller”). The Joinder Amendment amends and modifies the Master Repurchase Agreement, dated as of February 1, 2013, between Initial Seller and RBS (the “Warehouse Agreement”) and certain transaction documents related thereto by providing for, among other things, extending the maturity date of the facility until January 30, 2015, the inclusion of Ditech Mortgage Corp., as a seller into the facility, joint and several liability for Initial Seller and Joining Seller under the terms of the Warehouse Agreement, and additional representations and warranties to address recent regulatory requirements regarding Qualified Mortgages and the Ability-to-Repay rule.

In the ordinary course of business, RBS, Wells Fargo and U.S. Bank or their affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and certain of its affiliates for which they have received or may receive customary fees and reimbursement of expenses.

The Warehouse Agreement is more fully described in Item 1.01 of the Current Report on Form 8-K of the Company filed on February 7, 2013 and filed as Exhibit 10.1 thereto, which Item is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date:	February 13, 2014	By:	/s/ Jonathan Pedersen
Jonathan Pedersen, Chief Legal Officer, General Counsel and Secretary